Exhibit 3.24

Bylaws

of

SHEA FINANCIAL SERVICES, INC.

a California corporation

TABLE OF CONTENTS

			Page

Section	1.	Offices	1

	1.1	Principal Office	1

	1.2	Other Offices	1

Section	2.	Directors	1

	2.1	Exercise of Corporate Powers	1

	2.2	Number	1

	2.3	Compensation	1

	2.4	Election and Term of Office	1

	2.5	Vacancies	2

	2.6	Removal	2

Section	3.	Officers	2

	3.1	Election and Qualifications	2

	3.2	Term of Office and Compensation	3

	3.3	Removal and Vacancies	3

Section	4.	Chairman of the Board	3

	4.1	Powers and Duties	3

Section	5.	President	3

	5.1	Powers and Duties	3

	5.2	President pro tem	4

Section	6.	Vice President	4

	6.1	Power and Duties	4

Section	7.	Secretary	4

	7.1	Powers and Duties	4

Section	8.	Chief Financial Officer	5

	8.1	Powers and Duties	5

Section	9.	Committees of the Board	6

	9.1	Appointment and Procedure	6

	9.2	Powers	6

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ii

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Bylaws

of

Shea Financial Services, Inc.

a California corporation

Section 1. Offices

1.1 Principal Office. The principal office for the transaction of the business of the corporation, which may be within or outside the State of California, shall be determined from time to time by the Board of Directors of any officers authorized by the Board of Directors to make this determination.

1.2 Other Offices. One or more branch or other subordinate offices may be located from time to time, within or outside the State of California, by the Board of Directors or any officer authorized by the Board of Directors to make this determination.

Section 2. Directors

2.1 Exercise of Corporate Powers. Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2 Number. The number of the corporation’s directors shall be four (4) until changed by an amendment of the Articles of Incorporation or by an amendment to this Section 2.2 duly adopted by the shareholders. The directors of the corporation need not be shareholders of the corporation.

2.3 Compensation. Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

2.4 Election and Term of Office. At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting, provided that, if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose. The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

2.5 Vacancies. A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death or resignation, removal, change in the authorized number of directors (by the Board of the shareholders) or otherwise. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony. Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by approval of the Board or, if the number of directors then in office is less then quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (3) a sole remaining director. A vacancy created by the removal of a director may be filled only the approval of the shareholder. The shareholders may elect a director any time to fill any vacancy not filled by the directors, but any such election by written consent other than to fill a vacancy created by removal require the consent of a majority of the outstanding shares entitled to vote. Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

2.6 Removal.

(a) Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject of the following:

(1) No director may be removed (unless the entire Board is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time if the director’s most recent election were then being elected; and

(2) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(b) Any reduction of the authorized number of directors does not remove any director prior to the expiration of such director’s term of office.

Section 3. Officers

3.1 Election and Qualifications. The officers of this corporation shall consist of a President, a Secretary and a Chief Financial Officer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, all of whom shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe. Any two or more of such offices may be held by the same person. Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, my exercise any of the powers of the President, the Chief Financial Offices or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the Bylaws or the Board of Directors.

3.2 Term of Office and Compensation. The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

3.3 Removal and Vacancies. Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors. Any officer may resign at any time upon written notice to the corporation with prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Section 4. Chairman of the Board

4.1 Powers and Duties. The Chairman of the Board of Directors, if there is one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these Bylaws, at such times and at such places as the Chairman of the Board shall be deem proper. The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Section 5. President

5.1 Powers and Duties. The powers and duties of the President are:

(a) To act as the chief executive officers of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

(b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there is none, all meetings of the Board of Directors.

(c) To call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these Bylaws, at such times and at such places as the President shall deem proper.

(d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligation, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President shall be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

5.2 President pro tem. If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tern may be chosen to preside and act at such meeting. If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tern may be chosen to preside at such meeting.

Section 6. Vice President

6.1 Power and Duties. In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, if there is one, shall exercise all the powers and perform all the duties of the President. If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

Section 7. Secretary

7.1 Power and Duties. The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of share held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such share shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have am validity whatsoever until and unless it has been signed for authenticated in the manner provided in Section 13.4 hereof.

(f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone. In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served an/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(g) Generally to do and perform all such duties as pertain to the office of the Secretary and as may be required by the Board of Directors.

Section 8. Chief Financial Officer

8.1 Powers and Duties. The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintain of adequate and correct accounts of the corporation’s properties and business transaction, including accounts of its assets liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquaintances for moneys paid in for the account of the corporation.

(d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

Section 9. Committees of the Board

9.1 Appointment and Procedure. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate member of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate member of a committee requires the vote of a majority of the authorized number of directors.

9.2 Powers. Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these Bylaws, shall have all the authority of the Board except with respect to:

(a) the approval of any action, which requires the approval or vote of the shareholders;

(b) the filling of vacancies on the Board or on any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) the amendment or repeal of any resolution of the Board, which by its express terms is not so amendable, or repeal able;

(f) a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the Board;

(g) the appointment of other committees of the Board or the member thereof.

9.3 Executive Committee. In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific direction to the contrary shall not have been given by the Board of Directors, shall have an my exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in Section 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

Section 10. Meetings of Shareholders

10.1 Place of Meetings. Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

10.2 Time of Annual Meetings. The annual meeting of the shareholders shall be held at the time and date determined by the Board of Directors.

10.3 Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less then 10 percent of the vote at the meeting.

10.4 Notice of Meetings.

(a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third class mail, 30) nor more then 60 days before the day of the meeting to each shareholder entitled to vote thereat. Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to resent for action by the shareholders but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

(1) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or mo

(2) a proposal to amend the Articles of Incorporation;

(3) a proposal regarding a reorganization, merger or consolidation involving the corporation;

(4) a proposal to wind up and dissolve the corporation;

(5) a proposal to adopt a plan of distribution of the shares, obligation or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any referred shares as specified in the Articles of Incorporation.

10.5 Delivery of Notice. Notice of a shareholders’ meeting or any report shall be given either personally or by first class mail or in the case of a corporation with outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting, notice may be sent third class mail, or other means of written communication, addresses to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation of the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice or report in accordance with the provisions of this Section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or report shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

10.6 Adjourned Meetings. When a shareholders’ meeting is adjourned to another time or place, unless the Bylaws otherwise require and except as provided in the Section, notice need not be given of the adjourned meeting if the time and place there are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business, which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

10.7 Consent to Shareholders’ Meeting. The transactions of any meeting of shareholders, however called and noticed, and whenever held, are as valid as through had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Attendance of a person at a meeting shall constitute a waiver of notice of an presence at such meeting, except when the person object, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of shareholder need to specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or Bylaws, except as provided in Section 10.4(b).

10.8 Quorum.

(a) The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. Excepts as provided in subdivision (b), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which quorum is present (which shares voting affirmatively also constitute at lease a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by laws or the Articles of Incorporation of these Bylaws.

(b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less then a quorum, if any action taken (other then adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

10.9 Actions Without Meeting.

(a) Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so take, shall be signed by the holders of outstanding shares having not less then the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that, subject to the provisions of Section 2.6, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

(b) Unless the consents of all shareholders entitled to vote have been solicited in writing,

(1) notice of any shareholder approval on matters described in Section 10.4(1), Section 10.4(3) or Section 10.4(5) or respecting indemnification of agents of the corporation without a meeting by less then unanimous written consent shall be given at least ten (10) days before the consummation of the action authorized by such approval, and

(2) prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less then unanimous written consent, to those shareholder entitled to vote who have not consented in writing, the provisions of Section 10.5 shall apply to such notice.

10.10 Revocation of Consent. Any shareholder giving a written consent, or the shareholder’s proxy holders, or a transferee of the shares of a personal representative of the shareholder or their respective proxy holders, may revoke the consent by a writing received by the corporation prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of the corporation.

10.11 Voting Rights. Except as provided in Section 10.13 or in the Articles of Incorporation or in any statute relating to the election of directors or to other particular matters, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders. Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other then elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholders is entitled to vote.

10.12 Determination of Holders of Record

(a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then 60 nor less then 10 days prior to the date of such meeting nor more then 60 days prior to any other action.

(b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date of determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more then 45 days from the date set for the original meeting.

(d) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer or any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or applicable law.

10.13 Election for Directors.

(a) Every shareholder complying with subdivision (b) and entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are normally entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit.

(b) No shareholder shall be entitled to cumulate votes (i.e., cast for any candidates a number of votes greater then the number of votes which such shareholder normally is entitled to cast) unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given written notice to the chairman of the meeting at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

(c) In any election of directors, the candidates receiving the highest number of affirmative votes of the share entitled to be voted for them up to the number of directors to be elected by such share are elected; votes against the director and votes withheld shall have not legal effect.

(d) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins or unless the Bylaws so require.

10.14 Proxies.

(a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares. Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

(b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in the Section. Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy. The dates contained on the forms of proxy presumptively determined the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

10.15 Inspectors of Election.

(a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear to refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or shareholder’s proxy shall, appoint inspectors of election (or person to replace those who so fail or refuse) at the meeting.

The number of inspectors shall be either one or three. If appointed at a meeting on the request of one or more shareholders or proxies the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c) The inspectors of election shall perform their duties impartially, in good faith to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11. Meetings of Directors

11.1 Place of Meetings. Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held the principal office of the corporation for the transaction of business, as specified in accordance with Section 1.1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

11.2 Regular Meetings. Regular meetings of the Board of Directors, of which no notice need to be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.

11.3 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a Vice President or the Secretary or by any two or more of the directors.

11.4 Notice of Meetings. Except in the cases of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone, telegraph, or other electronic or wireless means. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of the directors are regularly held. Except as set forth in Section 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

11.5 Quorum. A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum of such meeting.

11.6 Adjourned Meetings. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. If the meeting is adjourned for more then 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

11.7 Waiver of Notice and Consent. Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to such director. All such waivers, consent and approval shall be filed with the corporate records or made a part of the minutes of the meeting.

11.8 Action Without a Meeting. Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filled with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors

11.9 Conference Telephone Meetings. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section constitutes presence in person at such meeting.

11.10 Meetings of Committees. The provisions of this Article apply also to committees of the Board and incorporators and action by such committees and incorporators.

Section 12. Indemnification and Advancement

12.1 Right to Indemnification. Each person who was or is made a party to or witness or other participant in or is threatened to be made a party to or witness or other participant in or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or other (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an “agent”), whether the basis of the proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the California General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and all interest, assessments and other charges paid or payable in connection with or in respect of such expense, liability and loss) (hereinafter collectively “expenses,” which expenses shall also include without limitation any expenses of establishing a right to indemnification or advancement under this Section) reasonably incurred or suffered by such agent in connection therewith and such indemnification shall continue as to an agent who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such agent seeking indemnification in connection with a proceeding (or part thereof) initiated by such agent only if such proceeding (or part thereof) was authorized by the board of directors of the corporation.

The corporation may, by action of the board of directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

12.2 Right of Advancement.

Expenses incurred by or on behalf of any person in defending any proceeding by reason of the fact that such person is or was an agent of the corporation shall be advanced by the corporation prior to the final disposition of such proceeding; provided, however, that if the California General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or here capacity as a director or officers (and not in any other capacity in which service as or is rendered by such person while a director or officers, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that such director or officers is not entitled to be indemnified under this Section or otherwise.

12.3 Right of Claimant to Bring Suit. If a claim under either Section 12.1 or Section 12.2 is not paid in full by the corporation within thirty (30) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending to any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including the board of directors, independent legal counsel, or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including the board of directors, independent legal counsel, or the stockholders) that the claimant has not me such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

12.4 Non-Exclusivity of Rights. The indemnification and advancement provided by this Section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification or advancement may seek either or both at his or her discretion and the pursuit of one shall neither be deemed a waiver of such person’s rights to pursue the other, nor shall it have any effect on the outcome of such person’s pursuit of the other. Nothing contained in this Section shall affect any right to indemnification to which persons other than agents may be entitled by contract or otherwise. Nothing in this Section shall restrict the power of the may be entitled by contract or otherwise. Nothing in this Section shall restrict the power of the corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this Section authorize the corporation to indemnify its agents in situations prohibited by the California General Corporation Law other applicable law.

12.5 Insurance. The corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee, agent or fiduciary of the corporation who is or was serving at the request of the corporation as a director, officer, employee agent, or fiduciary of another corporate or of a partnership, joint venture, trust or other enterprise against any expenses incurred in a proceeding, whether or not the corporation would have the power to indemnify such person against such expenses under the California General Corporation Law.

Section 13. Additional Provisions

13.1 Instruments in Writing. All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents as the Board of Directors my from time to time by resolution designate. No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these Bylaws or by the Board of Directors.

13.2 Fiscal Year. The fiscal year of this corporation shall be as determined by the Board of Directors.

13.3 Shares Held by the Corporation. Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officers of this corporation authorized so to do by resolution of the Board of Directors.

13.4 Certificates of Stock. There shall be issued to each holder a fully paid shares of the capital stock of the corporation a certificate or certificates for such shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

13.5 Lost Certificates. The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificate, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

13.6 Certification and Inspection of Bylaws. The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours. If this principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the Bylaws as amend to date.

13.7 Notices. Any reference in these Bylaws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

13.8 Reports to Shareholders. Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less then 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law). At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

Section 14. Construction of Bylaws with Reference to Provisions of Law

14.1 Definitions. Unless defined otherwise in these Bylaws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

14.2 By-Law Provisions Additional and Supplemental to Provisions of Law. All restrictions, limitations, requirements and other provisions of these Bylaws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

14.3 By-Law Provisions Contrary to or Inconsistent with Provision of Law. Any article, Section, subsection, subdivision, sentence, clause or phase of these Bylaws which upon being constructed in the manner provided in Section 14.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these Bylaws, it being hereby declared that these Bylaws would have been adopted and each article, Section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, Sections, subsections, subdivisions, sentence clauses or phrases is or are illegal.

Section 15. Adoption, Amendment or Repeal of Bylaws

15.1 By Shareholders. Bylaws may be adopted, amended or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

15.2 By the Board of Directors. Subject to the right of shareholders to adopt, amend or repeal Bylaws, other then a By-Law or amendment thereof changing the authorized number of directors, the Bylaws may be adopted, amended or repealed by the Board of Directors. A By-Law adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all Bylaws.

Certificate of Secretary

The undersigned certifies that the undersigned is the Secretary of Shea Financial Services, Inc., a California corporation, that the above Bylaws were duly adopted as such by the Board of Directors of said corporation; and that the above Bylaws are in full force and effect on the date of this certificate.

Dated: November 7, 2002.

James G. Shontere, Vice President & Secretary